UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As of June 26, 2008, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of CME Group Inc. (the "Company"), and The NASDAQ OMX Group, Inc. f/k/a The Nasdaq Stock Market, Inc. ("NASDAQ OMX") entered into an amendment (the "Amendment") to that certain License Agreement (the "License Agreement"), effective as of October 9, 2003, between CME and NASDAQ OMX, as amended as of April 26, 2005. The Amendment extends the term of the renewal period relating to the exclusive license to December 31, 2019. Pursuant to the terms of the License Agreement, we pay per trade fees to NASDAQ OMX.

A copy of the Amendment will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2008, the Company announced its intention to list its Class A common stock (the "Common Stock") solely on NASDAQ OMX. The Company has been dually listed on both the NASDAQ OMX and the New York Stock Exchange (the "NYSE") since 2005. On June 30, 2008, the Company provided the NYSE with written notification of its intention to cause the listing of its Common Stock to be withdrawn from the NYSE.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated June 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

June 30, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, June 30, 2008